                                                                     EXHIBIT 24


                 Form 10-K for the Year Ended December 31, 2002
                            The Exchange Act of 1934

                              ____________________

      Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. R. Palmer or E. E. Thiele, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign to the Company's Form 10-K for the year ended December 31, 2002 and any or all amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              ____________________

         Pursuant to the requirement of the Exchange Act of 1934, the Company's Form 10-K for the year ended December 31, 2002 or amendment has been signed below by the following persons in the capacities and on the dates indicated:


   Signature                           Title                       Date
   ---------                           -----                       ----

---------------------------      Chairman of the Board
(C. R. Palmer)                 and Chief Executive Officer

HENRY O. BOSWELL                      Director                 March 27, 2003
(Henry O. Boswell)

HANS M. BRINKHORST                    Director                 March 27, 2003
(Hans M. Brinkhorst)

R. G. CROYLE                          Director                 March 27, 2003
(R. G. Croyle)

WILLIAM T. FOX III                    Director                 March 27, 2003
(William T. Fox III)

FREDERICK R. LAUSEN                   Director                 March 27, 2003
(Frederick R. Lausen)

H. E. LENTZ                           Director                 March 27, 2003
(H. E. Lentz)

D. F. MCNEASE                         Director                 March 27, 2003
(D. F. McNease)

LORD MOYNIHAN                         Director                 March 27, 2003
(Lord Moynihan)